                                                                   EXHIBIT 10.32
                                                                   -------------

                             MULTI-COLOR LETTERHEAD



Mr. William R. Cochran
4575 Eastern Avenue
Cincinnati, Ohio  45226

                             RE: Severance Agreement
                                 -------------------

         This letter is sent to you to confirm our understanding concerning the obligations of Multi-Color Corporation to you under circumstances in which you are terminated by the Company for any reason.

         If, at any time after the date hereof, Multi-Color Corporation shall for any reason terminate your employment with the Company, you will be entitled to receive severance pay for twenty-four (24) months at a monthly rate equal to fifty percent (50%) of your monthly base salary on the date of termination. Should you at any time obtain full-time employment during the above-mentioned twenty-four (24) month period, the Company's obligations to make severance payments shall cease for any and all periods after the date you commence such full-time employment. Additionally, during the period you receive severance benefits, you will also be entitled to receive the same Medical Insurance and Life Insurance benefits in effect prior to the termination of your employment. If you are in agreement with this severance arrangement, please indicate your acceptance below.

AGREED TO AND ACCEPTED:                MULTI-COLOR CORPORATION



/s/William R. Cochran                       By:/s/John C. Court
- --------------------------------       --------------------------------------
                                            John C. Court
                                       Its:  President